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                                                                      EXHIBIT 21

                        SCOPE INDUSTRIES AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

                               As of June 30, 2000


The wholly owned subsidiaries of the Registrant are as follows:

                                                                    Jurisdiction
                                                                         Of
      Company Name                                                 Incorporation
      ------------                                                 -------------
Scope Products, Inc.                                                  California
Lacos Land Company                                                    Nevada
Scope Properties, Inc.                                                California
Scope Energy Resources, Inc.                                          Nevada
Scope Beauty Enterprises, Inc.                                        California

Wholly owned by Scope Products, Inc., a subsidiary of the Registrant:

                                                                    Jurisdiction
                                                                         Of
      Company Name                                                 Incorporation
      ------------                                                 -------------
Dext Company of Arizona                                               Arizona
Dext Company of Colorado                                              Colorado
Dext Company of Illinois                                              Illinois
Dext Company of Maryland                                              Maryland
Dext Company of New Jersey, Inc.                                      New Jersey
Dext Company of Texas                                                 Texas
International Processing Corporation                                  Georgia
International Transportation Service, Inc.                            Delaware
ReConserve, Inc.                                                      Illinois
ReConserve, Inc.                                                      Georgia
Topnotch Foods, Inc.                                                  California

All of the subsidiaries described above are included in the consolidated financial statements hereto annexed. Separate financial statements are not filed for any of the subsidiaries.